UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2012

GSE Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

GSE Holding, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-175475) (the “Registration Statement”), which became effective on February 9, 2012 (the “Effective Date”), and filed the related final prospectus (the “Prospectus”) on February 10, 2012. The summary compensation table for the 2011 fiscal year that was included in the Registration Statement and Prospectus did not reflect 2011 non-equity incentive plan compensation under the Company’s performance-based cash incentive plan because these amounts were not calculable on the Effective Date.

On March 9, 2012, the non-equity incentive plan compensation earned in 2011 by the Company’s named executive officers (“NEOs”) became calculable. The non-equity incentive plan compensation and total compensation for fiscal 2011, respectively, for the Company’s NEOs were as follows: Mark C. Arnold, $528,000 and $988,807; William F. Lacey, $41,000 and $152,139; Peter R. McCourt, $144,000 and $417,740; Jeffery D. Nigh, $147,000 and $411,769; and Gregg Taylor, $81,000 and $327,592.

For more information regarding our non-equity incentive plan, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Cash Incentive Awards” in the Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012
GSE HOLDING, INC.

/s/ William F. Lacey
	By:	William F. Lacey
	Title:	Executive Vice President and Chief
Financial Officer